UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 1, 2012

Altair Nanotechnologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way
Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(775) 858-3750

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c)

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 1, 2012, Altair Nanotechnologies Inc. (the "Company") received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with the audit committee requirements in Nasdaq Marketplace Rule 5605.  Among other things, Rule 5605 requires that the Company have an audit committee composed of at least three independent directors.  Alexander Lee, a member of the Company's audit committee, was appointed Interim Chief Executive Officer on April 1, 2012 and, as a result, ceased to be independent.  The Company has not yet appointed a third independent director to fill the vacancy on the audit committee.

According to the letter, pursuant to Rule 5605(c)(4), the Company has been provided a cure period in order to regain compliance, which cure period shall survive until the earlier of the Company's next annual shareholders meeting or September 28, 2012.

The Company is considering whether to fill the vacancy with a new appointment or from the existing directors, but expects to regain compliance prior to the deadline.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: May 7, 2012	By:	/s/ Stephen Huang
Stephen Huang, Chief Financial Officer